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                               EXHIBIT (8)(e)(2)

               AMENDMENT TO OPPENHEIMER PARTICIPATION AGREEMENT
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                     AMENDMENT OF PARTICIPATION AGREEMENT

     The Participation Agreement, dated as of December 15, 1997, by and among OPPENHEIMER VARIABLE ACCOUNT FUNDS, OPPENHEIMERFUNDS, INC. and PFL LIFE INSURANCE COMPANY, (the "Agreement") is hereby amended as follows:

     Schedule 1 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE 1

                PFL Retirement Builder Variable Annuity Account
            Established by the Board of Directors on March 29, 1996

                 Legacy Builder Variable Life Separate Account
           Established by the Board of Director on November 20, 1998

                          PFL Life Variable Account A
             Established by the Board of Directors on July 1, 1999

                      PFL Life Variable Annuity Account E
           Established by the Board of Directors on February 20, 1997


     Schedule 2 of the Agreement (and amendments thereto) is hereby deleted in its entirety and replaced with the following:

                                  SCHEDULE 2

    PFL Life Insurance Company Policy Form No. AV 288 101 95 796 (including successor forms, addenda and endorsements - may vary by state) under the marketing names: "Retirement Income Builder Variable Annuity or "Portfolio
                            Select Variable Annuity"

            PFL Life Insurance Company Policy Form No.'s VL20 & JL20
                 Under the marketing name: "Legacy Builder II"

            PFL Life Insurance Company Policy Form No. APUL0600 699
                 Under the marketing name: "Variable Protector"

             PFL Life Insurance Company Policy No. WL851 136 58 699
                Under the marketing name: "Legacy Builder Plus"

             PFL Life Insurance Company Policy No. AV288 101 95 796
                  Under the marketing name: "Privilege Select"
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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

     Effective Date:  June 1, 2000


OPPENHEIMER VARIABLE ACCOUNT                              OPPENHEIMERFUNDS, INC.
FUNDS

By:     /s/ Andrew J. Donohue                   By:     /s/ Andrew J. Donohue
     -------------------------------------          ----------------------------
Name:  Andrew J. Donohue                        Name:   Andrew J. Donohue
Title:     Vice President and Secretary         Title:  Executive Vice President



PFL LIFE INSURANCE COMPANY

By:  /s/ William L. Busler
     -----------------------------
Name:  William L. Busler
Title:  Senior Vice President